SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant :    |X|
Filed by a Party other than the Registrant    |_|

Check the appropriate box:
  |_|  Preliminary Proxy Statement         |_|  Confidential, For Use of the Commission Only
                                                (as permitted by Rule 14a-6(e)(2))
  |X| Definitive Proxy Statement
  |_| Definitive Additional Materials
  |_| Soliciting Material Under Rule 14a-12


                             Shore Bancshares, Inc.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: N/A
         (2) Aggregate number of securities to which transaction applies: N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
         (4) Proposed maximum aggregate value of transaction: N/A
         (5) Total fee paid: N/A

         |_| Fee paid previously with preliminary materials:  N/A

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount previously paid:
         (2) Form, Schedule or Registration Statement no.:
         (3) Filing Party:
         (4) Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of SHORE BANCSHARES, INC.

         Notice is hereby given that the Annual Meeting of Stockholders of Shore Bancshares, Inc. (the "Company") will be held at the Avalon Theatre, 42 East Dover Street, Easton, Maryland 21601 at 11:00 a.m., local time, on Wednesday, April 28, 2004, for the following purposes:

         1. To elect four Class I Directors to the Company's Board of Directors to serve until the 2007 Annual Meeting.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 17, 2004, will be entitled to notice of and to vote at the meeting. This proxy statement is accompanied by the Company's Annual Report to Stockholders for the year ended December 31, 2003.

         All stockholders are cordially invited to attend the meeting in person. Those who cannot attend are urged to sign, date and mail promptly the enclosed proxy in the envelope provided for that purpose. Proposal 1 requires the affirmative vote of holders of a majority of the shares of common stock present and voting. Whether you own a few or many shares, your proxy is important in fulfilling this requirement. To assist us with planning the meeting, please mark the appropriate box on your proxy card as to whether you plan to attend the meeting in person. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                       By Order of the Board of Directors,



                                       W. Moorhead Vermilye
                                       President and CEO

March 31, 2004



                  18 East Dover Street, Easton, Maryland 21601

                         410-822-1400 / Fax 410-820-4238

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SHORE BANCSHARES, INC.
                              18 East Dover Street
                             Easton, Maryland 21601


                                 PROXY STATEMENT
                                       FOR
                       2004 ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished to the stockholders of Shore Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held on Wednesday, April 28, 2004, at 11:00 a.m., local time, at the Avalon Theatre, 42 East Dover Street, Easton, Maryland 21601, and at any adjournments thereof. The expense of preparing, printing, and mailing the proxies and solicitation materials will be borne by the Company. In addition to solicitations by mail, the Company may solicit proxies in person or by telephone, and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals at the expense of the Company. The approximate date on which this proxy statement and attached form of proxy is mailed to stockholders is March 31, 2004.

         Holders of record at the close of business on March 17, 2004 (the "Record Date") of outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), are entitled to notice of and to vote at the meeting. As of the Record Date, the number of shares of outstanding Common Stock entitled to vote is 5,409,967 shares. Each share of stock is entitled to one vote. Shares represented by any proxy properly executed and received pursuant to this solicitation will be voted in accordance with the directions of the stockholder; if no direction is given, the proxy will be voted for approval of Proposal 1 and in the discretion of the holders of the proxies as to any other matters that may properly come before the meeting. The proxy may be revoked by a stockholder at any time prior to its use by execution of another proxy bearing a later date, or by written notice delivered to W. Moorhead Vermilye, President and CEO of the Company, at the Company's address or at the meeting. The Company's address is 18 East Dover Street, Easton, Maryland 21601 (410-822-1400).

         Holders of Common Stock will be asked to elect four Class I Directors to the Company's Board of Directors to serve until the 2007 Annual Meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of the Record Date, relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Company to own beneficially more than five (5%) of the outstanding common Stock; (ii) each of the Company's directors, director nominees, and named executive officers; and (iii) all directors and executive officers of the Company as a group, and includes all shares of Common Stock that may be acquired within 60 days of the Record Date. Unless otherwise indicated below, each person specified below has sole investment and voting power with regard to the shares set forth in the following table. The address of each of the persons named below is the address of the Company except as otherwise indicated.




------------------------------------- -------------------- -------- --------------------
                                       Number of Shares                   Percent
                                         Beneficially                    of Class
Name                                         Owned                     Beneficially
                                                                           Owned
------------------------------------- -------------------- -------- --------------------
Directors, Nominees and Named
Executive Officers

Herbert L. Andrew, III                             57,840  (1)             1.069
Blenda W. Armistead                                 6,129  (2)               *
Lloyd L. Beatty, Jr.                                6,946  (3)               *
Paul M. Bowman                                      4,675  (4)               *
David C. Bryan                                     18,208  (5)               *
Daniel T. Cannon                                    5,725  (6)               *
Richard C. Granville                               97,100  (7)             1.795
Kevin P. LaTulip                                        0                    *
Susan E. Leaverton                                 13,144  (8)               *
Neil R. LeCompte                                    2,200  (9)               *
Jerry F. Pierson                                    5,603  (10)              *
David L. Pyles                                     74,050  (11)            1.369
Christopher F. Spurry                               7,200  (12)              *
W. Moorhead Vermilye                              110,376  (13)            2.040

All Directors/Executive
Officers as a Group (14 Persons)
                                                  403,213  (14)            7.453
5% Stockholders
Nicholas F. Brady
PO Box 1410
Easton, MD  21601
                                                  278,719  (15)            5.152
Total
                                                  689,132                 12.738

------------------------------------- -------------------- -------- --------------------

*      Amount constitutes less than 1%.

Notes:

(1) Includes 54,360 shares held as tenants in common by Herbert L. Andrew, III and Della M. Andrew; 530 shares held by Herbert L. Andrew, III under Individual Retirement Account arrangements; and exercisable options to acquire 100 shares.
(2) Includes 870 shares held individually by Bruce C. Armistead; 1,688 shares held by Bruce C.

                                     Page 2



         Armistead under an Individual Retirement Account arrangement; 1,180 shares held by Bruce C. Armistead, as custodian for a minor child; and 875 shares held by Blenda W. Armistead under an Individual Retirement Account arrangement; and exercisable options to acquire 100 shares.
(3) Includes 2,171 shares held by Lloyd L. Beatty, Jr. under Individual Retirement Account arrangements; 3,220 shares held jointly with Nancy
         W. Beatty; 570 shares held individually by Nancy W. Beatty; and exercisable options to acquire 100 shares.
(4) Includes 120 shares held individually by David A. Bowman; 484 shares held individually by Elaine M. Bowman; 120 shares held individually by Elaine M. Bowman, as Custodian for Erin Reynolds Bowman; 120 shares held by Elaine M. Bowman, as Custodian for Jeffrey P. Bowman; 606 shares held by Paul M. Bowman, Trustee of the Harry Price Phillips Trust; 975 shares held jointly by Thelma B. Gaines and Paul M. Bowman; 300 shares held by Paul M. Bowman under an Individual Retirement Account arrangement; 300 shares held by Elaine M. Bowman under an Individual Retirement Account arrangement; and exercisable options to acquire 1,100 shares.
(5) Includes 2,476 shares held individually by Barbara C. Bryan; and exercisable options to acquire 1,100 shares.
(6) Includes 2,825 shares held jointly by Daniel T. Cannon and Sandra F. Cannon; and exercisable options to acquire 1,300 shares.
(7) Includes 16,875 shares held by Richard C. Granville under an Individual Retirement Account arrangement; and exercisable options to acquire 100 shares.
(8) Includes 4,239 shares held by Susan E. Leaverton under an Individual Retirement Account arrangement; 200 shares held by Susan E. Leaverton, as custodian for two minor children; 2,405 shares held by Keith R. Leaverton under an Individual Retirement Account arrangement; and exercisable options to acquire 4,875 shares.
(9) Includes 114 shares held by Neil R. LeCompte under an Individual Retirement Account arrangement; and exercisable options to acquire 700 shares.
(10) Includes 1,008 shares held jointly by Jerry F. Pierson and Bonnie Pierson; and exercisable options to acquire 1,100 shares.
(11) Includes 5,857 shares held individually by Susan D. Pyles; and exercisable options to acquire 100 shares.
(12) Includes 2,380 shares held by Christopher F. Spurry under an Individual Retirement Account arrangement; 3,930 shares held jointly with Beverly
         B. Spurry; 25 shares held individually by Beverly B. Spurry; 35 shares held by Beverly B. Spurry under an Individual Retirement Account arrangement; and exercisable options to acquire 200 shares.
(13) Includes 23,984 shares held by W. Moorhead Vermilye under an Individual Retirement Account arrangement; 1,972 shares held individually by Sarah
         W. Vermilye; and exercisable options to acquire 43,950 shares.
(14)     Includes exercisable options to acquire 521 shares not disclosed above.
(15) Includes 2,500 shares held by Nicholas F. Brady under an Individual Retirement Account arrangement.


                       ELECTION OF DIRECTORS (Proposal 1)

         The number of Directors constituting the Board of Directors is currently set at 12. Directors have been divided into three classes with respect to the time for which the Directors may hold office. Directors are elected to hold office for a term of three years, and one class of Directors expires each year. In accordance with the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws ("By-Laws"), the terms of Directors of Class I expire in 2007, the terms of Directors of Class II expire in 2005, and the terms of Directors of Class III expire in 2006. In all cases, Directors are elected until their successors are duly elected and qualify.

         The Company's President and Chief Executive Officer is a member of Class III, and he is also the President and Chief Executive Officer of The Talbot Bank of Easton, Maryland ("Talbot Bank"), a wholly-owned subsidiary of the Company. The Company's Executive Vice President and Chief Operating Officer is a member of Class I, and he is also the President and Chief Executive Officer of The Centreville National Bank of Maryland ("Centreville National Bank"), a wholly-owned subsidiary of the Company. David L. Pyles is currently a member of Class I, but he is not seeking reelection to the Board at the 2004 Annual Meeting. Christopher F. Spurry, a director of Talbot Bank, has been nominated to succeed Mr. Pyles as a Class I Director.

         As previously disclosed in documents filed with the Securities and Exchange Commission (the "SEC"), the Company is party to a definitive merger agreement with Midstate Bancorp, Inc. ("Midstate Bancorp") pursuant to which Midstate Bancorp will merge with and into the Company. In this merger agreement, the Company agreed to appoint W. Edwin Kee, Jr., who serves as the Chairman of the Board of both Midstate Bancorp and its subsidiary, The Felton Bank, to the Company's Board of Directors after the merger. The merger is subject to certain conditions set forth in the merger agreement. If the merger is consummated, the Board of Directors will increase the size of the Board to 13 and Mr. Kee will be appointed to serve as a Class III Director to fill the vacancy so created. Accordingly, the Company's stockholders will not have the opportunity to vote on Mr. Kee's election to the Company's Board until the 2006 Annual Meeting when his initial term expires. Certain information about Mr. Kee is provided in the Class III Director table below. Other than the arrangements with the Company arising under the merger agreement by virtue of Mr. Kee's position as a director and stockholder of Midstate Bancorp and as a director of The Felton Bank, no material arrangement or relationship exists between Mr. Kee and the Company or any of its affiliates. As of the Record Date, Mr. Kee did not own any shares of the Company's Common Stock, although he will receive shares of Common Stock if and when the merger is consummated, the number of which will be based on the exchange ratio applicable to all other Midstate Bancorp stockholders under the merger agreement. There is no guarantee that the merger will be consummated and, thus, that Mr. Kee will be appointed to serve on the Company's Board.

         The following nominees for Directors of Class I, their ages as of the Record Date, their principal occupations and business experience for the past five years, and certain other information are set forth below.


--------------------------------------------------------------------------------------------------------------------
                                                 CLASS I DIRECTORS
                                            (New Term Expires in 2007)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                Name                    Age     Principal Occupation and Business Experience
                ----                    ---     --------------------------------------------
Daniel T. Cannon                         54     Mr. Cannon has been a Director of the Company since 1996 and
                                                Director of Centreville National Bank since 1986. He currently serves as Executive Vice President and Chief Operating
                                                Officer of the Company and as President and CEO of Centreville
                                                National Bank.
Richard C. Granville                     61     Mr. Granville has served as a Director of the Company since
                                                December 2000, and previously served as a Director of Talbot
                                                Bancshares, Inc.  He has served as a Director of Talbot Bank since
                                                1994.  He is an investor and was the President of Celeste
                                                Industries Corporation of Easton, Maryland through January 2000.
Kevin P. LaTulip                         60     Mr. LaTulip has served as a Director of the Company and President and Director of The Avon-Dixon Agency, LLC, Elliott Wilson
                                                Insurance, LLC, and Mubell Finance, LLC since May 2002 and of Wye
                                                Financial Services, LLC since August 2002.  Prior to 2002,  Mr.
                                                LaTulip  was a Director and President of The Avon-Dixon Agency,
                                                Inc.
Christopher F. Spurry                    56     Mr. Spurry has served on the Board of Directors of Talbot bank since 1995 and previously served on the Board of Talbot
                                                Bancshares, Inc. from 1997 to December 2000.  He is the President of Spurry & Associates, Inc.


         The election of Directors requires the affirmative vote of holders of a majority of the shares of Common Stock present and voting. A quorum for the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and entitled to vote, and Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.
                                      ---

         The following tables contain information regarding Directors and persons chosen to be Directors of other classes whose terms do not expire in 2004, including the Directors' ages as of the Record Date, and their principal occupations and business experience for the past 5 years.

--------------------------------------------------------------------------------------------------------------------
                                                CLASS II DIRECTORS
                                              (Term Expires in 2005)
--------------------------------------------------------------------------------------------------------------------
          Name                          Age     Principal Occupation and Business Experience
          ----                          ---     --------------------------------------------

Herbert L. Andrew, III                   67     Mr. Andrew has served as a Director of the Company since December
                                                2000, and previously served as a Director of Talbot Bancshares,
                                                Inc.  He has served as a Director of Talbot Bank since 1977.  He is a farmer and served on the Talbot County Council from 1994 to
                                                1998.
Blenda W. Armistead                      52     Ms. Armistead has served as a Director of the Company since 2002, and previously as a Director of Talbot Bancshares, Inc.  She has served as a Director of Talbot Bank since 1992.  She is an investor and the former Manager of Talbot County.
David C. Bryan                           69     Mr. Bryan has served as a Director of the Company since its formation in 1996 and of Centreville National Bank since
                                                1986. He is a of Counsel with the Law Offices of Ewing, Dietz,
                                                Fountain and Kehoe, PA.
Neil R. LeCompte                         63     Mr. LeCompte has been a Director of the Company since its
                                                formation in 1996, and of Centreville National Bank since 1995.
                                                He is a Certified Public Accountant in the Accounting Office of
                                                Neil R. LeCompte.


--------------------------------------------------------------------------------------------------------------------
                                        NOMINEES FOR CLASS III DIRECTORS
                                              (Term Expires in 2006)
--------------------------------------------------------------------------------------------------------------------
                Name                    Age     Principal Occupation and Business Experience
                ----                    ---     --------------------------------------------

Lloyd L. Beatty, Jr.                     51     Mr. Beatty has served as a Director of the Company since December
                                                2000, and previously served as a Director of Talbot Bancshares,
                                                Inc.  He has served as a Director of Talbot Bank since 1992.  He is a Certified Public Accountant, and President of Darby Advisors,
                                                Inc.
Paul M. Bowman                           56     Mr. Bowman has been a Director of the Company since 1998 and a
                                                Director of Centreville National Bank since 1997.  He served as a
                                                Director of Kent Savings & Loan Association until Centreville
                                                National Bank acquired the financial institution on April 1,
                                                1997.  Mr. Bowman is an attorney in the Law Office of Paul M.
                                                Bowman.
W. Edwin Kee, Jr.                        52     Mr. Kee has served on the Board of Directors of Midstate Bancorp since 1996 and on the Board of Directors of The Felton Bank since
                                                1992.  Mr. Kee is a professor at the University of Delaware,
                                                College of Agriculture, and is the President of Kee's Creek Farm.
Jerry F. Pierson                         63     Mr. Pierson has been a Director of the Company since 2003 and previously as a Director from 1996 to December 2000.  He has served as a Director of Centreville National Bank since 1980 and is President of Jerry F. Pierson, Inc, a plumbing and heating contracting company.
W. Moorhead Vermilye                     63     Mr. Vermilye has been a Director of the Company since December
                                                2000, and previously served as Director, President and CEO of
                                                Talbot Bancshares, Inc.   He currently serves as President and CEO
                                                of the Company and of Talbot Bank.


Board Committees

         The Company's Board of Directors has an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee (the "Nominating Committee"), and a Personnel Committee, which are discussed below, and it also has a Strategic Planning Committee.

         The Company's Executive Committee consists of David C. Bryan, Chairman,
W. Moorhead Vermilye, Daniel T. Cannon, David L. Pyles, Kevin P. LaTulip, and Richard C. Granville. If elected to serve as a Director, Mr. Spurry will succeed Mr. Pyles on the Executive Committee. The Committee has the authority to exercise the powers of the Board in the management of the business and affairs of the Company, subject to subsequent revision or alteration of any such action by the Board of Directors of the Company. The Executive Committee did not meet during 2003.

         The Company's Audit Committee is established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and consists of Neil R. LeCompte, Chairman, Blenda W. Armistead, and Paul
M. Bowman. The Board has determined that Mr. LeCompte qualifies as an "audit committee financial expert" as that term is defined by Item 401(h) of the SEC's Regulation S-K. The Audit Committee assists the Board in monitoring the integrity of the financial statements, the performance of the Company's internal audit function, and compliance by the Company with legal and regulatory requirements, and it oversees the qualification, performance and independence of the Company's outside auditors, including whether satisfactory accounting procedures are being followed. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. During 2003, the Audit Committee held five meetings.

         The Company's Personnel Committee is responsible for determining executive compensation and promotions and for administering the Company's equity compensation plans. The members of the Personnel Committee are Lloyd L. Beatty, Jr., Chairman, Herbert L. Andrew and Jerry F. Pierson, and they held two meetings in 2003.

         The Company's Nominating Committee was formed on February 5, 2004 and consists of Lloyd L. Beatty, Jr., Herbert L. Andrew, III, and Jerry F. Pierson. Prior to this date, Director nominations were made by the full Board. The Nominating Committee is responsible for identifying qualified individuals for nomination to the Board Directors, considering candidates for nomination proposed by stockholders of the Company, recommending Director nominees to the Board (see "Director Recommendations and Nominations" below), recommending
Directors for each Board committee, and recommending corporate governance guidelines to the Board. The Nominating Committee has adopted a written charter, a copy of which is attached to this Proxy Statement as Appendix B.

Director Independence

         Pursuant to Rule 4350(c) of The Nasdaq Stock Market's listing standards (the "Nasdaq Listing Standards"), a majority of the Company's Directors must be "independent directors" as that term is defined by Nasdaq Listing Standards Rule 4200(a)(15). The Company's Board of Directors has determined that each Director except Messrs. Vermilye, Cannon, and LaTulip is an "independent director", and these independent Directors constitute a majority of the Company's Board of Directors. Mr. Spurry satisfies these "independent director" standards. Each member of the Personnel Committee and of the Nominating Committee is an "independent director" as defined by Nasdaq Listing Standards Rule 4200(a)(15), and each member of the Audit Committee meets the independence standards of Nasdaq Listing Standards Rule 4350(d)(2).

Board Meeting Attendance

         The Board of Directors held six meetings in 2003. No incumbent Director during the last full fiscal year attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which that person has been Director); and (2) the total number of meetings held by all committees of the Board on which that person served (during the period served), except that Messrs. Pyles and Granville each missed two meetings of the Board of Directors and Mr. Pyles missed one Personnel Committee meeting.

Director Compensation

         Directors of the Company receive an annual retainer of $3,000 per year for serving on the Company's Board of Directors, plus $250 per meeting attended.

         Non-employee Directors who are also non-employee directors of Talbot Bank (Mssrs. Andrew, Beatty, Granville, and Pyles and Ms. Armistead and, if elected, Mr. Spurry) also receive an annual retainer of $5,000 per year for serving on the Talbot Bank Board of Directors, plus $200 per meeting attended. Directors are compensated once for attendance at jointly-held meetings. Mr. Andrew also received fees of $7,950 in 2003 for inspections of real property in connection with the monitoring of construction loans.

         Non-employee Directors who are also non-employee directors of Centreville National Bank (Mssrs. Bowman, Bryan, Pierson, and LeCompte) also receive an annual retainer of $10,000 and $100 for each meeting attended. Mr. Pierson, as Chairman of the Centreville National Bank Board of Directors, receives an additional retainer of $1,000, and Messrs. Bowman and LeCompte each receive $500 for serving as Centreville National Bank Board committee chairmen. Centreville National Bank maintains a voluntary deferred compensation plan for its directors. Pursuant to this plan, Messrs. Bryan, Cannon, and Pierson each elected to defer compensation they received in previous years for serving on the Centreville National Bank Board. These amounts were invested in life insurance policies, owned by the Centreville National Bank, on the lives of the respective individuals. These directors are not currently deferring fees. Death benefits are payable to the Centreville National Bank and the directors' death beneficiaries. Current death benefits under these policies are $671,252 for Mr. Bryan, $436,997 for Mr. Cannon, and $887,282 for Mr. Pierson.

         Mr. Kee currently receives $100 for each meeting of The Felton Bank Board of Directors that he attends, and these payments will continue after the proposed merger with Midstate Bancorp is consummated.

Director Recommendations and Nominations

         The Nominating Committee is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board, and it periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates. The Nominating Committee will from time to time review and consider candidates recommended by stockholders. Stockholder recommendations should be submitted in writing to: Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601, Attn: Carol I. Brownawell, Secretary; and must specify (i) the recommending stockholder's contact information, (ii) the class and number of shares of the Company's common stock beneficially owned by the recommending stockholder, (iii) the name, address and credentials of the candidate for nomination, and (iv) the candidate's consent to be considered as a candidate.

         Whether recommended by a stockholder or chosen independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating Committee's goal in selecting nominees is to identify persons that possess complimentary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness. A candidate, whether recommended by a Company stockholder or otherwise, will not be considered for nomination unless he or she is of good character and is willing to devote adequate time to Board duties. In assessing the qualifications of potential candidates, the Nominating Committee will also consider the candidate's experience, judgment, and civic and community relationships, and the diversity of backgrounds and experience among existing Directors. Certain Board positions, such as Audit Committee membership, may require other special skills or expertise.

         Mr. Spurry was recommended for nomination by Director Lloyd L. Beatty, Jr.

         It should be noted that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be approved by the Nominating Committee or nominated by the Board of Directors. A stockholder who desires to nominate a candidate for election may do so only in accordance with Article II, Section 4 of the By-Laws, which provides that Directors may be nominated by stockholders by written request to the Secretary of the Company received not less than 120 days nor more than 180 days prior to the date fixed for the meeting. Additional time constraints are applicable in the cases of a change in stockholder meeting date or a special meeting called for the purpose of electing Directors. As provided in the By-Laws, the notice of nomination must specify: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee;
(c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Company owned by the notifying stockholder; (f) the consent in writing of the proposed nominee as to the proposed nominee's name being placed in nomination for Director; (g) a description of all arrangements or understandings between such notifying stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such notifying stockholder, (h) a representation that such notifying stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (i) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee..

Stockholder Communications with the Board of Directors

         Stockholders may contact the Company's Board of Directors by contacting Carol I. Brownawell, Secretary, at Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601 or (410) 822-1400. All comments will be forwarded directly to the Chairman of the Board for consideration.

         The Company believes that the Annual Meeting is an opportunity for stockholders to communicate directly with Directors and, accordingly, expects that all directors will attend each Annual Meeting. If you would like an opportunity to discuss issues directly with our Directors, please consider attending this year's Annual Meeting. At the 2003 Annual Meeting, all Directors were in attendance.

                             AUDIT COMMITTEE REPORT

         The Audit Committee has (i) reviewed and discussed the Company's consolidated audited financial statements for fiscal year ended December 31, 2003 with Company management; (ii) discussed with Stegman & Company, the Company's independent auditors, all matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU, ss. 380), as modified or supplemented; and (iii) has received the written disclosures and the letter from Stegman & Company, required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the auditors the auditor's independence. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements for year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                   AUDIT COMMITTEE

                                   By:      Neil R. LeCompte, Chairman
                                            Blenda W. Armistead
                                            Paul M. Bowman


                               EXECUTIVE OFFICERS

         Each executive officer's name, age and position, and other information, is provided below. Except with respect to Mr. LaTulip, each executive officer was named to his or her current position on December 1, 2000 as part of the merger of Talbot Bancshares, Inc. into the Company.

         W. Moorhead Vermilye, 63, has served as President and Chief Executive Officer of the Company since the merger of Talbot Bancshares, Inc. into the Company on December 1, 2000. Before December 2000, Mr. Vermilye served as President of Talbot Bancshares, Inc. since the date of that company's formation in 1997. Mr. Vermilye has served as President of Talbot Bank since 1988, and Chief Executive Officer of Talbot Bank since 1993.

         Daniel T. Cannon, 54, has served as Executive Vice President and Chief Operating Officer of the Company since the merger of Talbot Bancshares, Inc. into the Company on December 1, 2000. Before December 2000, Mr. Cannon served as President of the Company since its formation in 1996. Mr. Cannon has served as President and Chief Executive Officer of Centreville National Bank since July 1995 and in other management positions at Centreville National Bank prior to that date.

         Susan E. Leaverton, 40, has served as Treasurer of the Company since the merger of Talbot Bancshares, Inc. into the Company on December 1, 2000. Before December 2000, Ms. Leaverton served as Secretary/Treasurer of Talbot Bancshares, Inc. since the date of that company's formation in 1997. Ms. Leaverton has served as Vice President of Finance of Talbot Bank since 1994.

         Carol I. Brownawell, 39, has served as Secretary of the Company since the merger of Talbot Bancshares, Inc. into the Company on December 1, 2000. Before December 2000, Ms. Brownawell served as Treasurer since the date of the Company's formation in 1996. Ms. Brownawell has served as Executive Vice President and Chief Financial Officer of Centreville National Bank since January 1997 and in other management positions of Centreville National Bank prior to that date.

         Kevin P. LaTulip, 60, has served as President of The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC, and Mubell Finance, LLC since May 2002 and of Wye Financial Services, LLC since August 2002. All of these entities are wholly-owned subsidiaries of the Company.

                             EXECUTIVE COMPENSATION

         The following table summarizes the remuneration earned in 2003 and the prior two years by the President and CEO of the Company, and any other executive officer of the Company who received salary and bonus (cash and non-cash) during each of the preceding three fiscal years that exceeded $100,000.

=================================================================================================================
                                           SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------

                                                                                                       All
                                                 Annual Compensation                 Long-Term        Other
                                                                                    Compensation   Compensation
                                                                                                    ($)(2)(3)
---------------------------- -------- ------------------------------------------- ---------------  --------------

    Name and Principal        Year     Salary ($)    Bonus ($)     Other Annual     Securities
         Position             Ended                               Compen-sation     Underlying
                                                                      ($)(1)         Options/
                                                                                       SARs
                                                                                       (#)
---------------------------- -------- ------------- ------------- --------------- --------------- ---------------

W. Moorhead Vermilye          2003      $200,000      $125,000       $96,719            0            $38,000
President and Chief           2002      $180,000      $110,000       $ 6,303          3,000          $40,109
Executive Officer             2001      $170,000      $ 95,000       $ 5,039            0            $44,500

---------------------------- -------- ------------- ------------- --------------- --------------- ---------------

Daniel T. Cannon              2003      $155,228      $15,000          $720             0            $15,772
Executive Vice  President     2002      $140,000      $17,000          $ 0            2,000          $14,490
and Chief Operating Officer   2001      $139,128      $ 4,610          $ 0              0            $11,848


---------------------------- -------- ------------- ------------- --------------- --------------- ---------------

Susan E. Leaverton            2003      $84,500       $25,000        $15,829            0             $9,495
Treasurer                     2002      $80,500       $23,500        $   121          1,500           $9,270
                              2001      $77,400       $20,000        $   114            0             $5,441

---------------------------- -------- ------------- ------------- --------------- --------------- ---------------

Kevin P. LaTulip              2003      $225,154         $0           $8,400            0            $18,000
President, The Avon-Dixon     2002      $131,053         $0           $  0              0            $11,091
Agency, LLC                   2001        N/A           N/A            N/A             N/A             N/A

---------------------------- -------- ------------- ------------- --------------- --------------- ---------------

Notes:
(1) Amounts include benefits under the Company's life insurance program as follows: Mr. Vermilye, $2,772 in 2003, $2,471 in 2002, and $2,313 in
         2001; Mr. Cannon,  $720 in 2003; and Ms. Leaverton,  $143 in 2003, $121
         in 2002, and $114 in 2001. For Mr. Vermilye, amounts also include tax "gross ups" for use of a motor vehicle of $4,314 for 2003, $3,832 for 2002, and $2,726 for 2001, as well as an $89,633 tax benefit payment for 2003 paid in connection with the exercise of stock options. For Ms. Leaverton, 2003 amount also includes a $15,686 tax benefit payment paid in connection with the exercise of stock options. The amount shown for Mr. LaTulip represents a travel allowance.
(2) Amounts include the following 401(k) and profit sharing plan contributions: Mr. Vermilye, matching contributions of $8,000 in 2003, $10,109 in 2002, and $6,800 in 2001, and discretionary contributions of $10,000 in 2003 and in 2002, and $17,700 in 2001; Mr. Cannon, matching contributions  of $6,826 in 2003,  $6,280 in 2002,  and $4,312 in 2001,
         and discretionary contributions of $8,532 in 2003, $7,850 in 2002, and $7,187 in 2001; Ms. Leaverton, matching contributions of $4,220 in 2003, $4,120 in 2002, and $3,096 in 2001, and discretionary contributions  of $5,275 in 2003,  $5,150 in 2002,  and $2,345 in 2001;
         and Mr. LaTulip, matching contributions of $8,000 in 2003 and $4,538 in 2002, and discretionary contributions of $10,000 in 2003 and $6,553 in 2002.
(3) For Mr. Vermilye, amounts also include contributions under a deferred compensation plan in the amount of $20,000 in each of 2003, 2002 and 2001. For Mr. Cannon, amount also includes economic value of his life insurance coverage for 2003, 2002, and 2001 under a key man life insurance policy (see "Deferred and Other Compensation") of $414, $360, and $349, respectively.

401(k) Profit Sharing Plan

         Effective January 1, 2002, Talbot Bank and Centreville National Bank terminated their separate 401(k) profit sharing plans and the Company adopted the Shore Bancshares, Inc. and Subsidiaries 401(k) Profit Sharing Plan. The
Company's  plan is  administered  by six  trustees  appointed  by the  Board  of
Directors and is available to eligible employees of the Company and its subsidiaries who have completed six months of service. The Company may make discretionary contributions to the plan each year based upon profits of the Company. In addition, employer matching contributions are made to each active member's account each year in an amount equal to 100% of the member's pay reduction contributions up to 3% of base salary, plus 50% of contributions which exceed 3% of base salary, up to 5% of base salary. All employee contributions are immediately vested. Discretionary and matching contributions vest incrementally over a six year period. Discretionary, pre-tax and matching contributions may be withdrawn while a member is employed by the Company if the member has reached age 59 1/2 in circumstances of financial hardship or in certain other circumstances pursuant to plan restrictions.

Shore Bancshares, Inc. 1998 Stock Option Plan

         The Shore Bancshares, Inc. 1998 Stock Option Plan was approved by the Company's Board of Directors and stockholders, and will continue in effect until March 3, 2008, unless earlier terminated. The plan contemplates the grant of options to purchase shares of Common Stock to directors and key management employees of the Company and its subsidiaries. The total number of shares of Common Stock that may be issued under the plan cannot exceed 80,000 shares, as adjusted for stock splits and other similar reclassification events. Both incentive stock options and nonqualified stock options may be granted under the plan. An option granted under the plan generally expires on the 10th anniversary of the date the option was granted. In 2003, no options were granted under this plan.

Shore Bancshares, Inc. 1998 Employee Stock Purchase Plan

         The Shore Bancshares, Inc. 1998 Employee Stock Purchase Plan was approved by the Company's Board of Directors and stockholders, and will continue in effect until March 3, 2008, unless earlier terminated. The plan contemplates the grant of options to purchase shares of Common Stock to eligible employees of the Company and its subsidiaries. The total number of shares of Common Stock that may be issued under the plan cannot exceed 45,000 shares, as adjusted for stock splits and other similar reclassification events. An option granted under the plan generally expires 27 months after the date the option was granted. In 2003, 5,401 options were granted under this plan.

Talbot Bancshares, Inc. Employee Stock Option Plan

         In connection with the merger of Talbot Bancshares, Inc. ("Talbot Bancshares") into the Company in December 2000, the Company assumed options previously granted under, and subject to all terms of, the Talbot Bancshares, Inc. Employee Stock Option Plan. The Company subsequently registered this plan with the SEC, which authorizes the grant of options to purchase up to 114,000 shares of the Company's Common Stock, as adjusted for stock splits and other similar reclassification events. The plan was previously approved by both the Board of Directors and the stockholders of Talbot Bancshares, but was not approved by the stockholders of the combined companies. Thus, only non-qualified stock options may be granted under the plan.

         The plan is administered by the Personnel Committee of the Board and will expire on April 9, 2007 unless sooner terminated. Generally, key management employees of the Company and its subsidiaries are eligible to receive option grants. An option granted under the plan vests according to the terms of the related stock option agreements and can generally be exercised for 10 years after grant, unless the Board provides otherwise. The option exercise price will generally be the fair market value of the shares on the date the option is granted. Upon exercise of options granted under the plan, the plan obligates the Company to pay the optionee a tax benefit payment in an amount of U.S. dollars equal to the number of shares as to which the option is being exercised, multiplied by (i) the "tax rate" and (ii) the difference between the per share fair market value at the time of exercise and the per share option price. The tax rate shall be a percentage designated by the Company to result in compensating the optionee for the federal, state and local income tax liability incurred by the optionee by virtue of his exercise of the option and the payment to him of the tax benefit payment. Options are not transferable other than by will or the laws of descent and distribution. All unexercised options will lapse upon termination of employment other than because of death, disability or approved retirement. If employment is terminated because of disability or approved retirement, the options will lapse 1 year or 3 months after termination, respectively. Upon a "change in control" as defined in the plan, all unexercised options will immediately vest and become exercisable. No options have been granted under the plan since the merger with Talbot Bancshares.

         The Company did not grant any options to the named executives during 2003. The following table sets forth certain information relating to options exercised by the named executive officers and the number and value of underlying unexercised stock options held by the named executives as of December 31, 2003.


                              Aggregated Option/SAR Exercises in 2003 and 2003 Year End Option/SAR Values

                           Shares                           Number of Securities               Value of Unexercised
                        Acquired on                        Underlying Unexercised             In-the-Money Options at
                        Exercise (#)     Value           Options at Fiscal Year-End           Fiscal Year-End ($)(1)
                                      Realized ($)                  (#)                                 ($)
         Name                                            Exercisable/Unexercisable           Exercisable/Unexercisable
----------------------- ------------- ------------- ------------------------------------- --------------------------------

Mr. Vermilye               14,250       448,163                43,350 / 2,400                   1,291,509 / 44,016
President and CEO

Mr. Cannon                  400          6,120                   700 / 1900                       7,563 / 33,371
Executive Vice
President and COO

Ms. Leaverton              1,425         44,816                4,575 / 1,200                     133,553 / 22,008
Treasurer

Mr. LaTulip                  0             0                       0 / 0                               0 / 0
President, The
Avon-Dixon Agency, LLC

Notes:

(1) Represents the total gain which would be realized if all in-the-money options held at December 31, 2003 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of the shares at December 31, 2003 of $38.09 per share.

Deferred and Other Compensation

         In 1996, Talbot Bank adopted a supplemental deferred compensation plan to provide retirement benefits to its President and Chief Executive Officer. The plan calls for fixed annual payments of $20,000 vesting immediately to be credited to the participant's account. Contributions to the plan totaled $20,000 for the year ended December 31, 2003.

         In 1999, Centreville National Bank and Mr. Cannon entered into a Executive Supplemental Retirement Plan Agreement (the "Retirement Agreement") to provide certain benefits to Mr. Cannon on and after retirement. Centreville National Bank funds this plan through a key man life insurance policy on the life of Mr. Cannon that was purchased in 1994 and carries a $15,000 annual premium for 20 years. Each year, Centreville National Bank deposits to or withdraws from a retirement account an amount equal to the difference between the annual after-tax earnings or loss, respectively, generated by the insurance policy and the "Cost of Funds" (as defined in the Retirement Agreement) for that year. Upon termination of employment other than for death or "cause" (as defined in the Retirement Agreement), Mr. Cannon will generally be entitled to receive
(i) the balance of his retirement account paid in 10 annual installments, commencing at age 65, and (ii) each year until death, commencing at age 65, the difference between the after-tax income generated by the policy and the Cost of Funds for that year. If Mr. Cannon's employment is terminated due to death, his designated beneficiary will receive the balance in his retirement account in one lump sum payment. At December 31, 2003, this balance was $57,451.

         Additionally, Centreville National Bank and Mr. Cannon entered into a Life Insurance Endorsement Method Split Dollar Plan Agreement (the "Endorsement") pursuant to which Centreville National Bank has endorsed to a beneficiary named by Mr. Cannon 80% of the net-at-risk insurance portion of the death benefits payable to Centreville National Bank under the key man life insurance policy discussed above. The net-at-risk portion of the proceeds is defined as the total proceeds paid at death less the then cash value of the policy. Centreville National Bank is the sole owner of this policy and has all rights with respect to its cash surrender value. The Endorsement will be terminated if Mr. Cannon's employment with Centreville National Bank is terminated for "cause" (as defined in the Endorsement), in which case Mr. Cannon will be given the option to purchase the policy from Centreville National Bank by paying the greater of (i) Centreville National Bank's share of the cash value of the policy on the date of assignment or (ii) the amount of all premiums paid to date by Centreville National Bank . Generally, a "change in control" (as defined in the Endorsement) that results in the termination of Mr. Cannon's employment will not affect the benefits payable to Mr. Cannon's beneficiary. Based on the value of the policy at December 31, 2003, Mr. Cannon's beneficiary would receive approximately $455,099 upon Mr. Cannon's death.

Employment Agreements

         Both Mr. Vermilye and Mr. Cannon are parties to an employment agreement with the Company, each dated December 1, 2000. Under Mr. Vermilye's employment agreement, Mr. Vermilye serves as President and Chief Executive Officer of the Company and President and Chief Executive Officer of Talbot Bank. Under Mr. Cannon's employment agreement, Mr. Cannon serves as Executive Vice President and Chief Operating Officer of the Company and President and Chief Executive Officer of Centreville National Bank. Talbot Bank may terminate Mr. Vermilye's agreement at any time and Centreville National Bank may terminate Mr. Cannon's agreement at any time, but Mr. Vermilye and Mr. Cannon will thereafter be entitled to certain compensation, which will vary depending upon whether their respective terminations were for "cause" (as defined in the agreements). Except as provided otherwise in their agreements, Mr. Vermilye and Mr. Cannon have each agreed that, during the terms of their respective agreements, they will not be a director, officer, or employee of, or consultant to, any federal or state financial institution operating in Queen Anne's, Kent, Caroline, Talbot, or Anne Arundel Counties in the State of Maryland, or Kent County, Delaware, other than of Talbot Bank or Centreville National Bank or their subsidiaries or affiliates. Under the terms of both employment agreements, in the event of a "change in control" (as defined in the employment agreement) in which the employee is terminated without cause within 12 months of the change in control, the employee will receive a lump sum payment equal to 2.99 times his then current salary. The term of each agreement will expire after five years and is subject to automatic renewal for one additional five year period and thereafter for successive one year term. Compensation received by Mr. Vermilye is paid by Talbot Bank, and compensation received by Mr. Cannon is paid by Centreville National Bank.

         Mr. LaTulip is party to an employment agreement dated January 1, 2003 with The Avon-Dixon Agency, LLC, the Company's wholly-owned insurance producer subsidiary. Under the agreement, Mr. LaTulip is to serve as an insurance producer for this subsidiary, for which he is to receive an annual salary of $211,000, certain insurance commissions, and a vehicle allowance, all paid by The Avon-Dixon Agency, LLC. Under the agreement, Mr. LaTulip is prohibited for 3 years after his employment is terminated from competing against The Avon-Dixon Agency, LLC within the Delmarva Peninsula of Maryland, and he may not serve or solicit, in connection with insurance producer or related services, any person who was a customer of The Avon-Dixon Agency, LLC at any time within 18 months of his termination. The agreement does not contain a stated term of employment, but may generally be terminated by either party on 30 days' notice.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Personnel Committee oversees executive compensation matters. From January 1, 2003 to May 8, 2003, the Personnel Committee consisted of Lloyd L. Beatty, Jr., Chairman, Paul M. Bowman, David C. Bryan, and David L. Pyles. The Personnel Committee currently (since May 8, 2003) consists of Lloyd L. Beatty, Jr., Chairman, Herbert L. Andrew, III and Jerry F. Pierson. Each of the foregoing persons is a non-employee director and has no interlocking relationship or insider participation as defined by the SEC.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Personnel Committee submits the following report addressing the executive compensation policies of the Company for 2003.

         The Personnel Committee of the Board of Directors structures the compensation programs for the Chief Executive Officer, the Executive Vice President, and other executive officers and key employees of the Company. It is the philosophy of the Personnel Committee to offer competitive compensation that is designed to provide incentives that reward employees based upon individual performance and the overall performance of the Company. Executive compensation levels are recommended to the Board of Directors by the Personnel Committee and approved by the non-employee Directors. The compensation programs are reviewed annually or at other times when an individual's specific performance warrants a special review.

         Executive compensation consists of two components-base salary and incentive compensation. Incentive compensation is variable and directly tied to the performance of the Company. The incentive programs have been developed to align the interest of management with the long-term strategic objectives of the Company. In setting the base compensation levels and developing incentive compensation programs, careful consideration is given to programs offered by other institutions in the Company's peer group. It has been the intention of the Personnel Committee and the Board to keep the Company's compensation packages in the top quartile of its peer group. The Personnel Committee believes that maintaining this level of compensation is an essential element in attracting and retaining the top executives in the industry.

         The Personnel Committee considers a variety of factors to determine whether incentive goals have been met by a particular executive officer. The financial measures consist of traditional ratios, such as return on assets, earnings per share, and efficiency ratios. In addition, the Personnel Committee considers subjective factors like employee moral, employee turnover and customer satisfaction. It is the view of the Personnel Committee that these are key elements necessary to maintain the market leadership role we have in our primary markets.

         The Personnel Committee set the Chief Executive Officer's base salary for fiscal year 2003 at $200,000, which represents an 11.1% increase over 2002. In establishing this base salary, the Personnel Committee considered the Chief Executive Officer's performance for the prior year, the increasing complexity of the Company's operations, including the recent additions of the insurance producer and wealth planning groups, and the base compensation paid to chief executive officers of other banking organizations in the Company's peer group. The Chief Executive Officer's 2003 incentive compensation consisted of a $125,000 cash bonus, which represents a 13.6% increase over his 2002 cash bonus. This bonus was based on several factors, including the Company's continued growth in total assets, loans and deposits in 2003, the Company's record earnings in 2003, the growth and success of the Company's insurance and wealth management operations, and the Chief Executive Officer's instrumental role in negotiating the recently announced merger with Midstate Bancorp. The Personnel Committee finds that the Chief Executive Officer's total compensation package for 2003 was justified based on the overall performance of the Company, stockholder interests, and competitive data related to compensation packages for top executives in and around the Company's market areas.

         The Personnel Committee believes that the total compensation awarded to the Chief Executive Officer and to the other executive officers of the Company is consistent in each case with the Personnel Committee's objectives and the officer's individual performance.

                                    PERSONNEL COMMITTEE

                                    By:      Lloyd L. Beatty, Jr., Chairman
                                             Herbert L. Andrew, III
                                             Jerry F. Pierson.

               TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

         During the past year Talbot Bank and Centreville National Bank have had banking transactions in the ordinary course of their business with their Directors and officers and with their associates on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by Talbot Bank and Centreville National Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's Directors and executive officers and persons who own more than 10% of the Common Stock file with the SEC an initial report of beneficial ownership of the Common Stock, periodic reports of changes in beneficial ownership of the Common Stock, and, in certain cases, annual statements of beneficial ownership of the Common Stock. Based solely on a review of copies of such reports furnished to the Company, or on written representations that no reports were required, the Company believes that all Directors and executive officers complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2003, except that one current report on Form 4 (to report the exercise of stock options) for each of Carol I. Brownawell and Daniel
T. Canon was filed late.

                                PERFORMANCE GRAPH

         The performance graph shown below compares the cumulative total return to the Company's stockholders over the most recent 5-year period with both the NASDAQ Composite index (reflecting overall stock market performance) and the NASDAQ Bank Index (reflecting changes in banking industry stocks). Returns are shown on a total return basis, assuming the reinvestment of dividends.

                                [GRAPH OMITTED]



                             ---------------------------------------------------------------------------------
                                 1998        1999         2000         2001           2002          2003
                             ---------------------------------------------------------------------------------

Shore Bancshares, Inc.        $ 100.00    $  64.68     $   45.10     $  59.37     $   79.92     $   133.47

NASDAQ Composite Index        $ 100.00    $ 185.59     $  112.67     $  88.95     $   60.91     $    91.37

NASDAQ Bank Index             $ 100.00    $  92.02     $  105.52     $ 116.15     $  121.40     $   157.74


                              INDEPENDENT AUDITORS

         The accounting firm of Stegman & Company, Certified Public Accountants, has been engaged to audit the books and accounts of the Company for the next fiscal year. Stegman & Company served as the Company's independent auditor in 2003. Stegman & Company has advised the Company that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Company other than as independent public auditors. A representative of Stegman & Company is expected to be present at this year's Annual Meeting, will have an opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions.

                             AUDIT FEES AND SERVICES

         The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stegman & Company for fiscal years 2003 and 2002:

                                              2003                 2002
  ---------------------------- --------------------- -------------------
  Audit Fees                               $ 82,181             $71,435
  Audit-Related Fees                         11,200               4,500
  Tax Fees                                   11,000              14,426
  All Other Fees                                  0                   0
  ---------------------------- --------------------- -------------------
                     Total                 $104,381             $90,361

         Audit services of Stegman & Company for fiscal years 2003 and 2002 consisted of the examination of the consolidated financial statements of the Company and quarterly reviews of financial statements. "Audit-Related Fees" incurred in fiscal years 2003 and 2002 include charges related to agreed-upon procedures performed in conjunction with borrowing arrangements with the Federal Home Loan Bank of Atlanta. In 2003, the Audit Related Fees" also included charges related to the audit of the 401(k) and profit sharing plan. "Tax

Fees" in fiscal years 2003 and 2002 include charges primarily related to tax return preparation and tax consulting services. In 2003, the SEC adopted a rule pursuant to the federal Sarbanes-Oxley Act of 2002 that, except with respect to certain de minimis services discussed below, requires Audit Committee pre-approval of audit and non-audit services provided by the Company's independent auditors. All of the 2003 services described above were pre-approved by the Audit Committee pursuant to this SEC rule to the extent that rule was applicable during fiscal year 2003.

         The Audit Committee's policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in
Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor's audit. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Stegman & Company.

                              FINANCIAL STATEMENTS

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, which contains audited financial statements for the year ended December 31, 2003, accompanies this Proxy Statement. This Form 10-K may also be obtained without charge by visiting the Company's website (www.shbi.net) or upon written request to Carol I. Brownawell, Secretary, Shore Bancshares, Inc., 18 East Dover Street, Easton, Maryland 21601.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the proxy statement and voted on by the stockholders at the 2005 Annual Meeting of Stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than December 1, 2004 (120 days before the date of mailing based on this year's proxy statement date), and must meet all other requirements for inclusion in the proxy statement. As provided in the By-Laws, all other proposals, including all supporting information, must be delivered to and received by the Company's Secretary at the Company's principal executive offices no earlier than January 28, 2005 and no later than February 28, 2005 (not more than 90 days nor less than 60 days before the first anniversary of the prior year's annual meeting) for them to be considered timely received. Additional time constraints are applicable in the cases of a change in the Annual Meeting date. If notice of a stockholder proposal is not timely received, the Company will be authorized to exercise discretionary authority with respect to the proposal.

                                 OTHER BUSINESS

         As of the date of this proxy statement, management does not know of any other matters that will be brought before the meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the meeting for any reason.

By Order of the Board of Directors,


W. Moorhead Vermilye
President and CEO
March 31, 2004

                                   APPENDIX A

                             Audit Committee Charter

Organization

         This charter governs the operations of the Shore Bancshares, Inc. Audit Committee (the "Committee"). At least annually, the Committee shall review and reassess the charter, and present the charter to the Shore Bancshares, Inc. (the "Company") Board of Directors for approval. The Committee shall be appointed by the Board of Directors and shall be comprised of at least 3 members, each of whom are independent of management and the Company. Members of the Committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and if they otherwise meet the definition of an "independent director" under applicable rules and regulations related to NASDAQ. The independence of audit committee members shall be assessed annually. The Committee will be comprised of members each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. Additionally, at least one member of the audit committee shall be a " financial expert" as defined by the Securities and Exchange Commission.

Statement of Policy

         The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility as it relates to the Company's financial statements, the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose. The Committee will report on its activity to the Company's Board of Directors

Responsibilities and Processes

         In carrying out its responsibilities, the Committee's policies and procedures shall remain flexible in order to best react to changing conditions and circumstances. The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

* The Committee shall discuss with the auditors and obtain disclosures regarding their independence from management and the Company (as required by Independence Standards Board Standard No. 1), the required rotation of audit partners, the scope of services required by the audit, major risk factors, significant accounting policies and estimates and material communications between the independent auditors and the Company. The independent auditor shall discuss significant accounting policies, and audit conclusions regarding significant accounting estimates.

* Annually, the Committee shall review and appoint the Company's independent auditors, approve the fees to be paid under such agreements and discuss any significant disagreements between the accountant and management. The Committee shall have the sole authority and the responsibility to evaluate, set the compensation of, and, where appropriate, replace the independent auditors.

* The Committee will review and pre-approve all audit and non-audit services to be provided by the independent auditors to ensure that all such activities are not prohibited by law.

* The Committee shall oversee the internal audit and control function by approving the appointment of the internal auditor, the fees to be paid thereto, and the scope of the internal audit function. Quarterly, the Committee shall evaluate the effectiveness of the internal audit and control function by, among other things, reviewing disclosures made by the Company's CEO and CFO during their certification process for the Company's annual and quarterly reports on Forms 10-K and Forms 10-Q, as applicable, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

* Quarterly, the Committee shall review with management, the internal auditor, and the independent auditors their assessments of the adequacy of internal controls, and the resolution of identified material weakness and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

* The Committee will discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls.

* The Committee will establish and administer procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

* The Committee will, where appropriate, engage independent counsel or other advisers to assist it in its duties and responsibilities, and the Company shall provide the funds and resources necessary for such engagements.

Financial Statements

* The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K. The review shall include a discussion to include their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Based on its review of the financial statements, and its discussions with management and the independent auditors, the Committee shall make a recommendation to the Board of Directors as to whether the audited financial statements, as presented, should be included in the Company's Annual Report on Form 10-K. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including all matters required to be discussed by SAS 61, as modified or supplemented and any alternative treatments of the Company's financial information. The Committee will issue a report to be included in the Company's annual proxy materials describing the Committee's composition and responsibilities and how they were fulfilled. The report would include a statement regarding their review and discussion of the annual financial statements, review of the independence of the independent accountant, and discussions with the independent accountants, and a statement that based on the foregoing, the Committee recommended that the annual financial statements be included in the Company's annual report on form 10-K.

* The Committee will review all quarterly reports on Form 10-Q before or within a reasonable time after such reports are filed with the Securities and Exchange Commission. Additionally, the Committee will review all other reports filed with the Securities and Exchange Commission that contain financial information either before or within a reasonable time after such reports are filed.

* The Committee shall review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

* The Committee shall discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

                                   APPENDIX B

                   Nominating and Corporate Governance Charter

The members of the Nominating Committee ("Committee") shall be appointed by the Board of Directors ("Board") of Shore Bancshares, Inc. ("Company"). The Committee's responsibilities are to (1) identify qualified individuals to become Board Directors, (2) consider candidates for nomination proposed by stockholders of the Company, (3) recommend Director nominees to the Board, (4) recommend Directors for each Board committee, and (5) recommend corporate governance guidelines to the Board. The Committee and its duties are discussed in detail below.

Committee Membership:

The Committee shall be comprised of no fewer than three Directors who are (1) "independent" as defined by the applicable rules of the Nasdaq Stock Market, Inc., (2) "non-employee" Directors as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (3) "outside Directors" as defined by
Section 162(m) of the Internal Revenue Code. The members of the Committee shall be appointed by the Board and may be removed or replaced by, and at the discretion of, the Board.

Committee Authority and Responsibilities:

     o In the performance of its duties, the Committee may rely on outside consultants, search firms, and financial, legal, human resources, and other advisors, and shall have the sole authority to retain and terminate same at the expense of the Company.

     o The Committee shall establish criteria for the selection of new Director candidates and shall evaluate the qualifications of same, including any candidates proposed by stockholders in accordance with the Company's charter and bylaws.

     o The Committee shall recommend the number of Directors to be elected within the limits specified in the Company's charter and bylaws, and shall recommend to the Board for its consideration a slate of Director nominees for election at the next annual meeting, or any special meeting of stockholders.

     o   The  Committee  may  identify  potential  Director   candidates  on  an
         "on-going" basis.

     o The Committee shall implement a Director orientation program and monitor and, if appropriate, facilitate Director continuing education.

     o The Committee shall annually provide the Board with recommendations for appointments to each Board committee.

     o The Committee shall oversee the annual evaluations of management's performance and of the Board's performance.

     o The Committee shall periodically review the adequacy of the corporate governance guidelines and recommend any changes deemed advisable.

     o The Committee shall periodically review the adequacy of the Company's charter and bylaws and provide the Board with any recommendations regarding changes to same.

     o   Annually, the Committee shall evaluate its own performance.

                                   APPENDIX C

                                  Form of Proxy

                             SHORE BANCSHARES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Shore Bancshares, Inc. (the "Company") hereby appoints W. Moorhead Vermilye and Neil R. LeCompte, or either of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated below, all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders called to convene on Wednesday, April 28, 2004, and at any and all adjournments and postponements thereof:

1.  ELECTION OF CLASS I NOMINEES FOR DIRECTOR


    Nominees (Terms expire 2007):           |_| FOR ALL NOMINEES
    Daniel T. Cannon
    Richard C. Granville                    |_| WITHHOLD AUTHORITY
    Kevin P. LaTulip                            FOR ALL NOMINEES
    Christopher F. Spurry
                                            |_| FOR ALL EXCEPT
                                                (See instruction below)


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and strike a line through the nominee's name in the list above.

   The Board of Directors recommends a vote "FOR ALL NOMINEES" in Proposal 1.

2.  IN THEIR DISCRETION ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted FOR the Director Nominees named in the proxy and in the best discretion of the proxy holders as to any other matters.

[    ]   If you plan to attend the meeting, please
         designate the number that will attend.

                                  Dated _________________________, 2004

                                  _____________________________________
                                  Signature

                                  _____________________________________
                                  Signature

Please sign as name(s) appear(s) on stock certificate. If jointly held, all owners must sign. Executors, administrators, trustees or persons signing in such capacity should so indicate.